EX-23.2
                               CONSENT OF COUNSEL

                                Brian F. Faulkner
                         A Professional Law Corporation
                          3900 Birch Street, Suite 113
                         Newport Beach, California 92660
                                  (949) 975-0544


September 12, 2002


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  World-Am Communications, Inc. - Form S-8

Dear Sir/Madame:

     I have acted as counsel to World-Am Communications, Inc., a Florida corporation ("Company"), in connection with its Registration Statement on Form S-8 relating to the registration of eighty million (80,000,000) shares of its common stock ("Shares"), $0.0001 par value per Share, which are issuable pursuant to the Company's 2002 Non-Employee Directors and Consultants Retainer Stock Plan. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                        Sincerely,


                                        /s/  Brian F. Faulkner
                                        Brian F. Faulkner